As filed with the Securities and Exchange Commission on August 7, 2017.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Momenta Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3561634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 West Kendall Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan
Momenta Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan
(Full title of the plan)

Bruce A. Leicher
Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, Massachusetts 02142
(Name and address of agent for service)

(617) 491-9700
(Telephone number, including area code, of agent for service)

Copy to:

Peter N. Handrinos
Latham & Watkins LLP
200 Clarendon Street, 27th Floor
Boston, Massachusetts 02116
(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common stock, par value $0.0001 per share	1,400,000(2)	$16.30	$22,820,000	$2,644.84
Common stock, par value $0.0001 per share	4,300,000(3)	$16.30	$70,090,000	$8,123.44

(1)         In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 1,400,000 shares issuable under the Momenta Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan, as amended and restated (the “ESPP”).

(3)         Consists of an additional 4,300,000 shares issuable under the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan, as amended and restated (the “2013 Plan”).

(4)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), as reported on The Nasdaq Global Select Market on August 2, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,300,000 shares of the Registrant’s Common Stock to be issued under the 2013 Plan and an additional 1,400,000 shares of the Registrant’s Common Stock to be issued under the ESPP, for which Registration Statements on Form S-8 of the Registrant relating to such employee benefit plans are effective.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statements on Form S-8 (File Nos. 333-212991, 333-206112, 333-197582, 333-190394 and 333-117173).

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on August 7, 2017.

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Craig A. Wheeler
Name: Craig A. Wheeler
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Craig A. Wheeler, Bruce A. Leicher and Scott M. Storer, and each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Craig A. Wheeler	President, Chief Executive Officer and Director	August 7, 2017
Craig A. Wheeler	(Principal Executive Officer)

/s/ Scott M. Storer	Senior Vice President and Chief Financial Officer	August 7, 2017
Scott M. Storer	(Principal Financial and Accounting Officer)

/s/ James R. Sulat	Chairman of the Board and Director	August 7, 2017
James R. Sulat

/s/ Bruce L. Downey	Director	August 7, 2017
Bruce L. Downey

/s/ Corey N. Fishman	Director	August 7, 2017
Corey N. Fishman

/s/ Georges Gemayel	Director	August 7, 2017
Georges Gemayel

/s/ Steven C. Gilman	Director	August 7, 2017
Steven C. Gilman

/s/ Jose-Carlos Gutiérrez-Ramos	Director	August 7, 2017
Jose-Carlos Gutiérrez-Ramos

/s/ Thomas P. Koestler	Director	August 7, 2017
Thomas P. Koestler

/s/ Elizabeth Stoner	Director	August 7, 2017
Elizabeth Stoner

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Third Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)	Certificate of Designations of Series A Junior Participating Preferred Stock, dated November 8, 2005

4.3(3)	Fourth Amended and Restated By-laws of the Registrant

4.4(4)	Specimen certificate evidencing shares of common stock of the Registrant

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1(5)	Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan (as amended and restated)

99.1(6)	Momenta Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan (as amended and restated)

(1)           Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 filed on April 30, 2013 (File No. 333-188227) and incorporated herein by reference.

(2)           Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 8, 2005 (File No. 000-50797) and incorporated herein by reference.

(3)           Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2017 (File No. 000-50797) and incorporated herein by reference.

(4)           Filed as Exhibit 4.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed on June 15, 2004 (File No. 333-113522) and incorporated herein by reference.

(5)           Filed as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed on August 4, 2017 (File No. 000-50797) and incorporated herein by reference.

(6)           Filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed on August 4, 2017 (File No. 000-50797) and incorporated herein by reference.